EXHIBIT 3(i)(A)

                           ARTICLES OF INCORPORATION
                                       OF
                          TELEAUCTIONS OF AMERICA, INC.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of florida.

                                    ARTICLE I
NAME

     The name of this corporation is TELEAUCTIONS OF AMERICA, INC.


                                   ARTICLE II

NATURE OF THE BUSINESS

     This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III
AUTHORIZED SHARES

     The capital stock of this corporation shall consist of 10,000 shares of common stock having a par value of $.01.

                                   ARTICLE IV
INITIAL CAPITAL

     The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.

                                    ARTICLE V

TERM OF EXISTENCE

     This corporation shall have perpetual existence.

                                   ARTICLE VI

INITIAL ADDRESS

     The initial address of the principal place of business of this corporation in the State of florida shall be 1428 Brickell Avenue, Suite 202,Miami, Florida 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida. ARTICLE VII DIRECTORS The business of this corporation shall be managed by its Board of Directors The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the Initial Board of Directors shall be 1.


                                  ARTICLE VIII

INITIAL DIRECTORS

     The names and addresses of the Initial Board of Directors are as follows:.lsl


          Eric P. Littman                      1428 Brlckell Avenue
                                               Suite 202
                                               Miami, FL 33131


                                   ARTICLE IX

SUBSCRIBER

     The name and address of the person signing these Articles of Incorporation as subscriber is:

                                 Eric P. Littman
                                    Suite 202
                              1428 Brickell Avenue
                                 Miami, FL 33131


                                    ARTICLE X

VOTING FOR DIRECTORS

     The Board of Directors shall be elected by the Stockholders of the corporation at such time and In such manner as provided in the By-laws.

                                   ARTICLE XI

CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be effected by the fact that any officer or director of this corporation is such other party or is, or at some time In the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                   ARTICLE XII

     INDEMNIFICATION OF OFFICERS AND DIRECTORS

     This corporation shall have the power, in its By.Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests at this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                  ARTICLE XIII

     RESIDENT AGENT

     The name and address of the initial resident agent of this corporation is:

              Berlit Corporate Services, Inc.
              1428 Brickell Avenue
              Suite 202
              Miami, FL 33131


                             (Signatures to follow)

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 3rd day of January, 1991.

                                                      /s/ Eric P. Littman
                                                     --------------------------
                                                     Eric P. Littman, Subscriber

Subscribed and Sworn to this
3rd day of January, 1991.
Before me:

 /s/ Isabel J. Cantre
---------------------------------------
Notary Public

My Commission Expires:

Notary Public State of Florida at Large
My Commission Expires Feb. 25, 1991

                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED


     In pursuance of Chapter 48.091 of the Florida Statutes, the following is submitted:

     TELEAUCTIONS OF AMERICA, INC. desiring to organize a corporation under the laws of the State of Florida with its principal place of business as stated in its Articles of Incorporation has named Berlit Corporate Services, Inc., located at Suite 202. 1428 Brickell Avenue, Miami, FL 33131 as its agent upon whom process may be served within this state.

     Having been named to accept service of process for the above stated corporation, hereby accept to act In this capacity and to comply with the provisions of the Act relative to keeping open said office.



                                                 BERLIT CORPORATE SERVICES, INC.



                                                  By:   /s/ Eric P. Littman
                                                     ---------------------------
                                                      Eric P. Littman. Secretary